Exhibit 99.1

Feihe International, Inc. Announces Receipt of "Going Private" Proposal at $7.40 Per Share

BEIJING and LOS ANGELES, October 3, 2012 – Feihe International, Inc. (NYSE: ADY) ("Feihe" or the "Company"), one of the leading producers and distributors of premium infant formula, milk powder, and soybean, rice and walnut products in China, today announced that its Board of Directors has received a preliminary, non-binding proposal letter dated October 3, 2012 from Mr. You-Bin Leng ("Mr. Leng"), the Company's Chairman and Chief Executive Officer, and an affiliate of Morgan Stanley Private Equity Asia, the private equity arm of Morgan Stanley ("MSPEA"), to acquire all of the outstanding shares of common stock of the Company not currently owned by Mr. Leng (and possibly other rollover shareholders) in a going private transaction for $7.40 per share of common stock in cash, subject to certain conditions.

According to the proposal letter, an acquisition vehicle will be formed for the purpose of completing the acquisition, and the acquisition is intended to be financed through a combination of debt and equity capital. Mr. Leng currently owns 45.34% of the Company's common stock. The proposal letter states that MSPEA has received a "highly confident" letter from Wing Lung Bank Limited with respect to $50 million in debt financing, and definitive commitments for the required debt and equity funding are expected to be in place, subject to the terms and conditions set forth therein, when the definitive agreements with respect to the acquisition are signed. Please refer to the enclosed Exhibit A for a copy of the proposal.

Feihe's Board of Directors intends to form a special committee of independent directors (the "Special Committee") to consider this proposal. The Special Committee will retain a financial advisor and legal counsel to assist it in its work. The Board of Directors cautions the Company's shareholders and others considering trading in its securities that the Board has just received the non-binding proposal from Mr. Leng and MSPEA and that no decisions have been made by the Special Committee with respect to the Company's response to the proposal. There can be no assurance that any definitive offer will be made, that any agreement will be executed or that this or any other transaction will be approved or consummated.

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About Feihe International, Inc.

Feihe International, Inc. (NYSE: ADY) is one of the leading producers and distributors of premium infant formula, milk powder, and soybean, rice and walnut products in the People's Republic of China. Feihe conducts operations in China through its wholly owned subsidiary, Feihe Dairy, and other subsidiaries. Founded in 1962, Feihe Dairy is headquartered in Beijing, China, and has processing and distribution facilities in Kedong, Qiqihaer, Gannan, Longjiang, Shanxi, and Langfang. Using proprietary processing techniques, Feihe makes products that are specially formulated for particular ages, dietary needs and health concerns. Feihe has over 200 company-owned milk collection stations, six production facilities with an aggregate milk powder production capacity of approximately 2,020 tons per day and an extensive distribution network that reaches over 80,000 retail outlets throughout China. For more information about Feihe International, Inc., please visit http://ady.feihe.com.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this announcement may be viewed as "forward-looking statements" within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual performance, financial condition or results of operations of the Company to be materially different from any future performance, financial condition or results of operations implied by such forward-looking statements. The accuracy of these statements may be affected by a number of business risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. The Company undertakes no ongoing obligation, other than that imposed by law, to update these statements.

CONTACT:

Doris Zhang

+86-10-8457-4688 x8810

zhangdongshu@feihe.com

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Exhibit A

EXECUTION VERSION

YOU-BIN LENG

MSPEA IMF HOLDING LIMITED

October 3, 2012

The Board of Directors

Feihe International, Inc.

Star City International Building

10 Jiuxianqiao Road, C-16th Floor

Chaoyang District, Beijing

China 100016

Dear Sirs:

Mr. You-Bin Leng and MSPEA IMF Holding Limited (“MSPEA”), a special purpose vehicle ultimately controlled by the private equity arm of Morgan Stanley, are pleased to submit this preliminary non-binding proposal to acquire all outstanding shares (the “Shares”) of Feihe International, Inc. (the “Company”) not owned by Mr. Leng or certain members of management who choose to roll over their Shares in a going-private transaction (the “Acquisition”).

We believe that our proposal of US$7.40 in cash per Share will provide a very attractive opportunity to the Company’s shareholders. This price represents a premium of 21.3% to the Company’s closing price on October 2, 2012, a premium of 23.5% to the volume-weighted average price during the last 30 trading days, a premium of 22.7% to the volume-weighted average price during the last 90 trading days, and a premium of 44.1% to the volume-weighted average price during the last 180 trading days.

The terms and conditions upon which we are prepared to pursue the Acquisition are set forth below. We are confident in our ability to consummate an Acquisition as outlined in this letter.

1. Buyer. Mr. Leng and MSPEA have entered into a letter agreement dated October 3, 2012 (the “Consortium Agreement”), pursuant to which Mr. Leng and MSPEA will establish a buyer consortium (the “Consortium”) in connection with the Acquisition, form an acquisition vehicle for the purpose of pursuing the Acquisition, and work with each other on an exclusive basis in pursuing the Acquisition during the term of the Consortium Agreement.

2. Purchase Price. The consideration payable for the Shares acquired in the Acquisition will be US$7.40 per Share in cash.

3. Financing. We intend to finance the Acquisition with a combination of debt and equity capital. We have received a letter from Wing Lung Bank Limited indicating that it is highly confident of its ability to provide debt financing in the form of a loan facility in an amount of US$50 million for the Acquisition, and we expect commitments for such debt financing, subject to the terms and conditions set forth therein, to be in place when the Definitive Agreements (as defined below) are signed. Equity financing will be provided by Mr. Leng

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and the rollover shareholders in the form of equity in the Company and MSPEA in the form of cash.

4. Due Diligence. We will be in a position to commence our due diligence for the Acquisition immediately upon receiving access to the relevant materials.

5. Definitive Agreements. We are prepared to negotiate and finalize definitive agreements (the “Definitive Agreements”) concurrently with our due diligence review. This proposal is subject to execution of the Definitive Agreements. These documents will include provisions typical for transactions of this type.

6. Confidentiality. Mr. Leng and MSPEA will, as required by law, promptly file a Schedule 13D jointly to disclose this letter and the Consortium Agreement, which filing shall amend Mr. Leng’s existing Schedule 13D. We are sure you will agree with us that it is in all of our interests to ensure that we proceed in a confidential manner, unless otherwise required by law including the 13D requirements, until we have executed the Definitive Agreements or terminated our discussions.

7. About MSPEA. MSPEA is a vehicle controlled by Morgan Stanley Private Equity Asia III, L.P., a fund managed by Morgan Stanley Private Equity Asia, the private equity arm of Morgan Stanley. Morgan Stanley Private Equity Asia is one of the leading private equity investors in the Asia Pacific region, having invested in the region for over 19 years. The team has invested approximately US$2.4 billion in Asia, focusing on profitable, growth-oriented companies. Morgan Stanley Private Equity Asia has offices located in Hong Kong, Shanghai, Mumbai, Seoul, Tokyo and New York.

8. Process. We believe that the Acquisition will provide superior value to the Company’s shareholders. We recognize of course that the Board will evaluate the proposed Acquisition independently before it can make its determination whether to endorse it. In considering the proposed Acquisition, you should be aware that we are interested only in acquiring the outstanding Shares that Mr. Leng and certain members of management who may choose to roll over their Shares do not already own, and that the undersigned Mr. Leng does not intend to sell his stake in the Company to a third party.

9. Advisors. Wilson Sonsini Goodrich & Rosati P.C. has been retained as legal advisor to Mr. Leng, and Skadden, Arps, Slate, Meagher & Flom LLP has been retained as legal advisor to the Consortium in connection with this proposal and the Acquisition.

10. No Binding Commitment. This letter constitutes only a preliminary indication of our interest, and does not constitute any binding commitment with respect to an Acquisition. Such a commitment will result only from the execution of Definitive Agreements, and then will be on the terms provided in such documentation.

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[Signature Page to Follow]

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In closing, each of us would like to personally express our commitment to working together to bring this Acquisition to a successful and timely conclusion. Should you have any questions regarding this proposal, please do not hesitate to contact the undersigned Mr. Leng at +86 10 8457 4688 or Kingsley Chan of MSPEA at +852 2239 1647. We look forward to speaking with you.

Sincerely,

/s/ You-Bin Leng
You-Bin Leng

MSPEA IMF Holding Limited

By:	/s/ Kingsley Chan
Name: Kingsley Chan
Title: Managing Director

[Signature Page to Proposal Letter]